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                                                                   EXHIBIT 23.08



                   CONSENT OF PERSON TO BE NAMED AS A DIRECTOR



I hereby consent to the reference to me as a person who has agreed to become a director of Micro Focus Plc, which reference is under the headings "Summary -- Terms of the Merger -- Following the Merger" and "Terms of the Merger -- Following the Merger" in the Proxy Statement/Prospectus constituting a part of this Registration Statement on Form F-4.



                                     /s/ Kevin J. Burns
                                     -------------------------------------------
                                     Kevin J. Burns



Rockville, Maryland
August 21, 1998